Exhibit 3                                                         Execution Copy







                             HYDROGENICS CORPORATION



                                     - and -



                           GENERAL MOTORS CORPORATION





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                          REGISTRATION RIGHTS AGREEMENT

                                October 16, 2001
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

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1
      DEFINITIONS............................................................1
      1.1   Definitions......................................................1

ARTICLE 2
      REGISTRATION RIGHTS....................................................3
      2.1   Request for Registration.........................................3
      2.2   Corporation Registration.........................................4
      2.3   Obligations of the Corporation...................................4
      2.4   Furnish Information..............................................6
      2.5   Expenses of Demand Registration..................................6
      2.6   Expenses of Corporation Registration.............................6
      2.7   Underwriting Requirements........................................6
      2.8   Delay of Registration............................................7
      2.9   Indemnification..................................................7
      2.10  Reports Under Securities Exchange Act of 1934....................9
      2.11  Form S-3, Form F-3 or Form F-10 Registration....................10
      2.12  Assignment of Registration Rights...............................11
      2.13  "Market Stand-Off" Agreement....................................11
      2.14  Termination of Registration Rights..............................11

ARTICLE 3
      MISCELLANEOUS.........................................................12
      3.1   No Successors and Assigns.......................................12
      3.2   Governing Law...................................................12
      3.3   Counterparts....................................................12
      3.4   Titles and Subtitles............................................12
      3.5   Notices.........................................................12
      3.6   Expenses........................................................13
      3.7   Amendments and Waivers..........................................13
      3.8   Severability....................................................13
      3.9   Aggregation of Stock............................................14
      3.10  Entire Agreement; Amendment; Waiver.............................14

            THIS AGREEMENT is made as of October 16, 2001

BETWEEN:

            HYDROGENICS CORPORATION, a corporation governed by the laws of Canada,

            (the "Corporation")

                                     - and -

            GENERAL MOTORS CORPORATION, a corporation governed by the laws of the State of Delaware,

            ("GM")

RECITALS:

A. Contemporaneously with the execution and delivery of this Agreement, the Corporation and GM have entered into a subscription agreement pursuant to which the Corporation has issued to GM 11,364,006 Common Shares (as defined below) and warrants to acquire up to an additional 2,470,436 Common Shares.

B. The parties wish to ensure that the Common Shares issued to GM and the underlying shares issued upon exercise of the warrants by GM are freely tradable pursuant to applicable securities laws.

            THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged and agreed to, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1   Definitions.

      (a) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

      (b)   The term "Act" means the Securities Act of 1933, as amended.

      (c) The term "Business Day" means a day that is not a Saturday, Sunday or a statutory or legal holiday in Toronto, Ontario or New York, New York.

      (d) The term "Common Shares" means the common shares in the capital of the Corporation;

      (e) The terms "Form S-1", "Form F-1", "Form S-4", "Form F-4", "Form S-8" and "Form F-10" mean such respective forms under the Act, as in effect on the date of this Agreement or any successor registration forms to such forms under the Act subsequently adopted by the SEC;

      (f) The terms "Form S-3", "Form F-3" and "Form F-10" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Corporation with the SEC.

      (g) The term "GM's Restriction on Disposition" means the restrictions on disposition of the Shares set out in Section 4.1 of the shareholders governance agreement entered into between the Corporation and GM on or about the date of this Agreement.

      (h) The terms "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

      (i)   The  term  "Registrable  Securities"  means:  (i) the  Shares;
            (ii) any Common Shares issued as a dividend or other distribution with respect to, in exchange for, or in replacement of any of the Shares; (iii) the Warrants; (iv) the Warrant Shares; and (v) any
            Common Shares issued or issuable as a dividend or other distribution with respect to, in exchange for or in replacement of the Warrant Shares; provided, however, that notwithstanding anything to the contrary contained herein, "Registrable Securities" shall not at any time include any securities (A) registered and sold pursuant to the Act, (B) sold to the public pursuant to Rule 144 promulgated under the Act or (C) that become or have become eligible for resale pursuant to SEC Rule 144(k) or pursuant to Regulation S;

      (j) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of Common Shares outstanding which are, and the number of Common Shares issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

      (k)   The term "SEC" means the Securities and Exchange Commission.

      (l) The term "Shares" means the 11,364,006 Common Shares issued to GM by the Corporation at an issue price of US$2.89;

      (m) The term "Warrants" means the warrants issued by the Corporation to GM to acquire up to 2,470,436 Common Shares at an exercise price of US$4.00; and

      (n) The term "Warrant Shares" means the Common Shares issuable upon the exercise of all or any portion of the Warrants.

                                    ARTICLE 2
                               REGISTRATION RIGHTS

2.1   Request for Registration

      (a) Subject to GM's Restrictions on Disposition, if the Corporation shall receive at any time after October 16, 2004, a written request from GM that the Corporation file a registration statement under the Act covering the registration of at least five percent(5%) of the Registrable Securities then outstanding (or a lesser percent  if  the  anticipated  aggregate  offering  price,  net of
            underwriting   discounts  and  commissions,   would  exceed  US$15
            million), then the Corporation shall use commercially reasonable efforts to effect as soon as practicable the registration under the Act of all Registrable Securities which GM requests to be registered, subject to the limitations of Section 2.1.

      (b) If GM intends to distribute the Registrable Securities covered by its request by means of an underwriting, the underwriter will be
            selected  by  GM  and  shall  be  reasonably   acceptable  to  the
            Corporation. GM shall (together with the Corporation as provided in subsection 2.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
            Section 2.1, if the managing underwriter advises GM in writing that marketing factors require a limitation of the number of
            shares  to  be   underwritten,   then  the  number  of  shares  of
            Registrable Securities that may be included in the underwriting shall be reduced to a number deemed satisfactory by such managing underwriter.

      (c) Notwithstanding the foregoing if (i) the Corporation has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other
            corporate   transaction,   and  the  Board  of  Directors  of  the
            Corporation determines in good faith that such disclosure is not in the best interests of the Corporation and its stockholders or
            (ii) the Board of Directors determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness for such registration statement, the Corporation shall have the right to defer taking action with respect to such filing (or suspend the use by GM of such registration statement) for a period of not more than sixty (60) days after receipt of the request from GM; provided, however, that the Corporation may
                                 --------   -------
            not utilize this right more than twice in any twelve-month period.

(d) In addition, the Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:

            (i) After the Corporation has effected three registrations pursuant to this Section 2.1 and such registrations have been declared or ordered effective;

            (ii) During the period starting with the date sixty (60) days prior to the Corporation's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 2.2 hereof; provided that the Corporation is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;

            (iii) At the time of such request, the Corporation is currently engaged in a self-tender or exchange offer and the filing of a registration statement would cause a violation of the 1934 Act or applicable Canadian securities laws; or

            (iv) If GM proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3, Form F-3 or Form F-10 pursuant to a request made pursuant to Section 2.11 below.

2.2   Corporation Registration

Subject to GM's Restrictions on Disposition, if (but without any obligation to do so) the Corporation proposes to register (including for this purpose a registration effected by the Corporation for shareholders other than GM) any of its Common Shares or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Corporation stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities for sale to the public or a registration in which the only Common Shares being registered are Common Shares issuable upon conversion of debt securities which are also being registered or with respect to any registration statement on Form S-4, Form F-4 or Form S-8), the Corporation shall, at such time, promptly give GM written notice of such registration. Upon the written request of GM given within twenty (20) days after mailing of such notice by the Corporation in accordance with Section 2.4, the Corporation shall, subject to the provisions of Section 2.7, cause to be registered under the Act all of the Registrable Securities that GM has requested to be registered. The Corporation is under no obligation to complete any offering of its securities it proposes to make and will incur no liability to GM for its failure to do so.

2.3   Obligations of the Corporation

Whenever required under this Article 2 to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

      (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become effective, and, upon the request of GM, keep such registration statement effective until the distribution contemplated in the Registration Statement has been completed (but not for more than one hundred twenty (120) days); provided, however, that in the
                                              --------   -------
            case of any registration of Registrable Securities on Form S-3, Form F-3 or Form F-10 which are intended to be offered on a
            continuous  or  delayed  basis,   such  120-day  period  shall  be
            extended,  if  necessary,   to  keep  the  registration  statement
            effective  until  all  such   Registrable   Securities  are  sold,
            provided  that  Rule 415,  or any  successor  rule  under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental
            change  in  the   information   set  forth  in  the   registration
            statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

      (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

      (c) Furnish to GM such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as GM may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

      (d) Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by GM; provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

      (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. If GM participates in such underwriting, it shall also enter into and perform its obligations under such an agreement.

      (f) Notify GM if it has Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, in which case GM shall not offer or sell Registrable Securities until the Corporation has delivered copies of a supplement or amendment to such prospectus to GM.

      (g) Use its commercially reasonable best efforts to cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the Common Shares are then listed or quoted.

      (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.4    Furnish Information.

      (a) It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Article 2 with respect to the Registrable Securities of GM that GM shall furnish to the Corporation such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of GM's Registrable Securities.

      (b)   The Corporation shall have  no  obligation   with  respect  to  any
            registration requested pursuant to Section 2.1 or Section 2.11 if, due to the operation of subsection 2.4(a), the number of
            shares  or  the  anticipated   aggregate  offering  price  of  the
            Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the
            Corporation's   obligation  to  initiate  such   registration   as
            specified  in   subsection   2.1(a)  or   subsection   2.11(a)(i),
            whichever is applicable.

2.5   Expenses of Demand Registration

All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Corporation shall be borne by the Corporation; provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of GM (in which case GM shall bear such expenses), unless GM agrees to forfeit its right to one demand registration pursuant to Section 2.1; provided further, however, that if at the time of such withdrawal, GM has learned of a material adverse change in the condition, business, or prospects of the Corporation from that known to GM at the time of its request and has withdrawn the request with reasonable promptness following disclosure by the Corporation of such material adverse change, then GM shall not be required to pay any of such expenses and shall retain its rights pursuant to
Section 2.1.

2.6   Expenses of Corporation Registration

The Corporation shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.2 for GM, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto but excluding underwriting discounts and commissions relating to Registrable Securities.

2.7   Underwriting Requirements

In connection with any offering involving an underwriting of shares of the Corporation's capital stock, the Corporation shall not be required under Section
2.2 to include any of GM's securities in such underwriting unless it accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Corporation. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Corporation that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Corporation shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder).

2.8   Delay of Registration

GM shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 2.

2.9   Indemnification

In the event any Registrable Securities are included in a registration statement under this Article 2:

      (a) To the extent permitted by law, the Corporation will indemnify and hold harmless GM, any underwriter (as defined in the Act) for GM and each person, if any, who controls GM or such underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act or the 1934 Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following
            statements,    omissions    or    violations    (collectively    a
            "Violation"):   (i)  any  untrue   statement  or  alleged   untrue
            statement  of a  material  fact  contained  in  such  registration
            statement,   including   any   preliminary   prospectus  or  final
            prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Corporation of the Act or the 1934 Act or any rule or regulation promulgated under the Act or the 1934 Act; and the Corporation will pay to GM or each such underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided,
            however,   that  the   indemnity   agreement   contained  in  this
            subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use
            in  connection   with  such   registration   by  GM  or  any  such
            underwriter or controlling person.

      (b) To the extent permitted by law, GM will indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Act, any underwriter, any other shareholder selling securities in such registration statement and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act or the 1934 Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by GM expressly for use in connection with such registration; and GM will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of GM, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 2.9(b) exceed the gross proceeds from the offering received by GM.

      (c)   Promptly after receipt by an indemnified party under this Section
            2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent
            the  indemnifying  party  so  desires,   jointly  with  any  other
            indemnifying  party  similarly  noticed,  to  assume  the  defense
            thereof  with  counsel  mutually   satisfactory  to  the  parties;
            provided,  however,  that an indemnified  party (together with all
            other  indemnified   parties  which  may  be  represented  without
            conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

      (d)   If the indemnification provided for in this Section 2.9 is held by a
            court  of  competent   jurisdiction   to  be   unavailable  to  an
            indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder,
            shall   contribute   to  the  amount   paid  or  payable  by  such
            indemnified  party as a result  of such  loss,  liability,  claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with
            the   statements   or  omissions   that  resulted  in  such  loss,
            liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the
            indemnifying   party  and  of  the  indemnified   party  shall  be
            determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

      (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

      (f) The obligations of the Corporation and GM under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article 2, and otherwise.

2.10  Reports Under Securities Exchange Act of 1934

With a view to making available to GM the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit GM to sell securities of the Corporation to the public without registration or pursuant to a registration on Form S-3, Form F-3 or Form F-10, the Corporation agrees to:

      (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

      (b) use commercially reasonable efforts to take such action as is necessary to enable GM to utilize Form S-3, Form F-3 or Form F-10 for the sale of its Registrable Securities;

      (c) file with the SEC in a timely manner all reports and other documents required of the Corporation under the Act and the 1934 Act; and

      (d) furnish to GM, so long as GM owns any Registrable Securities, forthwith upon request (i) a written statement by the Corporation that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, Form F-3 or Form F-10 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Corporation and such other reports and documents so filed by the Corporation, and
            (iii) such other information as may be reasonably requested in availing GM of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

2.11  Form S-3, Form F-3 or Form F-10 Registration

If the Corporation shall receive from GM a written request that the Corporation effect a registration on Form S-3, Form F-3 or, if the Corporation has prepared and filed an underlying Canadian prospectus, Form F-10 (collectively a "Short Form Registration Statement") and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by GM, the Corporation will:

      (a) As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of GM's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other shareholder joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Corporation; provided, however, that the Corporation shall not be obligated to
            --------   -------
            effect (and in the case of Section 2.11(a)(iii) continue) any such registration, qualification or compliance, pursuant to this
            Section 2.11:

            (i) if a Short Form Registration Statement is not available for such offering by GM;

            (ii) if GM, together with the holders of any other securities of the Corporation entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $2,500,000;

            (iii) if (A) the Corporation has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors of the Corporation determines in good faith that such disclosure is not in the best interests of the Corporation and its stockholders or (B) the Board of Directors determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness, in which event the Corporation shall have the right to defer the filing of the Short Form Registration Statement for a period of not more than sixty (60) days after receipt of the request of GM under this Section 2.11; provided, however, that the Corporation shall not utilize this right more than twice in any twelve (12) month period;

            (iv) if the Corporation has, within the twelve (12) month period preceding the date of such request, already effected two registrations on a Short Form Registration Statement for GM pursuant to this Section 2.11; or

            (v) in any particular jurisdiction in which the Corporation would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

      (b) Subject to the foregoing, the Corporation shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request of GM. All expenses incurred in connection with a registration requested pursuant to Section 2.11, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for GM and counsel for the Corporation shall be borne by GM if it participates in a registration of Registrable Securities pursuant to a Short Form Registration Statement. Registrations effected pursuant to this
            Section 2.11 shall not be counted as demands for  registration  or
            registrations   effected   pursuant  to   Sections   2.1  or  2.2,
            respectively.

2.12  Assignment of Registration Rights

The rights to cause the Corporation to register Registrable Securities pursuant to this Article 2 may not be assigned provided that GM may assign such rights to any person to which it transfers all or any portion of the Registrable Securities.

2.13  "Market Stand-Off" Agreement

GM hereby agrees that, during the period of duration specified by the Corporation and an underwriter of Common Shares or other securities of the Corporation, following the effective date of a registration statement of the Corporation filed under the Act, it shall not, to the extent requested by the Corporation and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Corporation held by it at any time during such period except Common Shares included in such registration; provided, however, that all officers and directors of the Corporation and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements and such market stand-off time period shall not exceed 90 days.

In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Registrable Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-l , Form F-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

2.14  Termination of Registration Rights

GM shall not be entitled to exercise any right provided for in this Article 2 after seven (7) years from the date of issuance of the Shares and Warrants.

                                    ARTICLE 3
                                  MISCELLANEOUS

3.1   No Successors and Assigns

Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2   Governing Law

This Agreement shall be governed by and construed under the laws of the province of Ontario, Canada as applied to agreements among Ontario residents entered into and to be performed entirely within Ontario.

3.3   Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4   Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5   Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Article 3 referred to as a "Notice") shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail to:

      The Corporation

      Hydrogenics Corporation
      5985 McLaughlin Road
      Mississauga, ON  L5R 1B8

      Facsimile:  905-361-3626
      Attention:  Pierre Rivard, President

      with a copy to:

      Osler, Hoskin & Harcourt, LLP
      Box 50, 1 First Canadian Place
      Toronto, ON  M5X 1B8

      Facsimile:  416-862-6666
      Attention:  Mark Trachuk

      and

      Brobeck, Phleger & Harrison LLP
      1633 Broadway, 47th Floor
      New York, New York 10019

      Facsimile:  (212) 586-7878
      Attention:  Mark L. Mandel, Esq.

      GM:

      General Motors Corporation
      300 Renaissance Center
      P.O. Box 300
      Detroit, MI 48265-3000
      MC 482-C23-D24

      Facsimile:  313-667-3188
      Attention:  General Counsel

            Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day. Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Article 3.

3.6   Expenses

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7   Amendments and Waivers

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Corporation and GM. Any amendment or waiver effected in accordance with this paragraph shall be binding upon GM and the Corporation.

3.8   Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9   Aggregation of Stock

All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10  Entire Agreement; Amendment; Waiver

This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     HYDROGENICS CORPORATION
                                      By: Pierre Rivard
                                          -----------------------------------
                                          Name:  Pierre Rivard
                                          Title:  President and CEO



                                     GENERAL MOTORS CORPORATION
                                      By: Lawrence D. Burns
                                          -----------------------------------
                                          Name:  Lawrence D. Burns
                                          Title:  Vice President, Research
                                          & Development and Planning